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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                     Contact:
                                                          Richard F. Latour
                                                          President and CEO
                                                          Tel: 781-994-4800

                           MICROFINANCIAL INCORPORATED
           MICROFINANCIAL SECURES $30 MILLION LINE OF CREDIT FROM CIT

Woburn, MA - September 30, 2004 - MicroFinancial Incorporated (NYSE:MFI) announced today that it has arranged for a three year, $30 million senior secured revolving line of credit from CIT Commercial Services, a unit of CIT Group (NYSE:CIT). This line of credit replaces the previous one year, $8 million credit facility under more favorable terms and conditions including, but not limited to, pricing at prime plus 1.5% or Libor plus 4%. In addition, it retired the existing outstanding debt with the former bank group.

MicroFinancial is a financial intermediary specializing in vendor based leasing and finance programs for microticket size transactions in the $500 to $10,000 range.

Richard Latour, President and Chief Executive Officer of MicroFinancial stated, "We are delighted to receive this new senior credit facility from CIT which will provide us with a greater level of flexibility in our product offerings to our customers and vendors."

"We are pleased to provide this financing facility to help MicroFinancial implement its strategic plan," said John F. Daly, President of CIT Commercial Services.

ABOUT MICROFINANCIAL

MicroFinancial Inc. (NYSE: MFI), headquartered in Woburn, MA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986. For more information, visit www.microfinancial.com

ABOUT CIT

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. CIT, with its principal offices in Livingston, New Jersey and New York City, has approximately 5,800 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com

Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the

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Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.